RATIO OF EARNINGS TO FIXED CHARGES                          EXHIBIT 12


(Thousands of dollars)                    Six Months
                                            Ended
                                        June 30, 1998
                                        -------------
EARNINGS

Income before interest expense             $16,079
Add:
  Income tax items                           5,436
  Income tax on other income                   916
  Amortization of debt discount,
    premium expense                            144
  Allowance for funds used during
    construction - borrowed funds               29
  Interest on rentals                          457
                                           -------
    Total Earnings                         $23,061
                                           =======

FIXED CHARGES

Interest on long-term debt                  $4,848
Other interest                                 392
Amortization of debt discount, premium
  expense                                      144
Interest on rentals                            457
                                           -------
     Total Fixed Charges                    $5,841
                                           =======

RATIO OF EARNINGS TO FIXED CHARGES           3.95x
                                           =======